EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 2-85501, 333-72201, 333-94071, 333-68846, 333-73894, 333-76756, 333-102284, 333-105066, 333-115283, 333-124868, 333-140785, 333-148692, 333-157388, 333-159241, 333-164010, 333-172308, and 333-174328, all on Forms S-8 of Irvine Sensors Corporation, of our report dated December 29, 2011, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Irvine Sensors Corporation for the year ended October 2, 2011.

/s/     Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

December 29, 2011